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                                                                   EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 2, 2000, with respect to the financial statements of the Sprint Spectrum Albany, Syracuse and Manchester Markets (wholly owned by Independent Wireless One Corporation since their acquisition in 2000 from Sprint Spectrum L.P.), included in the Proxy Statement/Prospectus of US Unwired Inc. that is made a part of the Registration Statement (Form S-4) of US Unwired Inc. for the registration of 38,982,912 shares of its common stock.

                                          /S/ ERNST & YOUNG LLP
Kansas City, Missouri
January 28, 2002